UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-16577 (Commission File Number)	38-3150651 (I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan (Address of principal executive offices)	48098 (Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officer; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-3.1
EX-3.2
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement
On January 30, 2009, Flagstar Bancorp, Inc. (“Flagstar”) consummated the closing (the “Closing”) of its previously announced transaction with MP Thrift Investments L.P. (“MatlinPatterson”), an entity formed by MP (Thrift) Global Partners III LLC, an affiliate of MatlinPatterson Global Advisers LLC, under the Investment Agreement, dated as of December 17, 2008 (the “Investment Agreement”), which was described in Flagstar’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2008 (the “Prior Form 8-K”), pursuant to which MatlinPatterson purchased 250,000 shares of a newly authorized series of Flagstar’s convertible participating voting preferred stock, designated as Convertible Participating Voting Preferred Stock, Series B (the “Preferred Stock”). The applicable terms and preferences attached to the Preferred Stock are more fully described in Item 1.01 of the Prior Form 8-K, and this summary is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 3.1.
Subscription Agreements/Registration Rights Agreements
As a condition to closing the transaction under the Investment Agreement, Flagstar was required to issue and sell a minimum number of shares of its common stock to directors and members of management (the “Management Investors”). On January 30, 2009, Flagstar entered into Subscription Agreements with the Management Investors (the “Subscription Agreements”), pursuant to which the Management Investors purchased, in the aggregate, 6,650,000 shares of common stock at a purchase price of $0.80 per share. This summary of the Subscription Agreement is qualified in its entirety by reference to the form of Subscription Agreement attached hereto as Exhibit 10.1.
Further, on January 30, 2009, Flagstar entered into a Registration Rights Agreement with the Management Investors (the “Registration Rights Agreements”), pursuant to which Flagstar granted certain piggyback registration rights to the Management Investors. Flagstar entered into the Registration Rights Agreements in order to induce the Management Investors to enter into the Subscription Agreements, and, in general, Flagstar will register the Management Investors’ common stock on any registration statement that includes the securities purchased by MatlinPatterson. This summary of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement attached hereto as Exhibit 10.2.
Closing Agreement
On January 30, 3009, as part of the Closing, Flagstar entered into a Closing Agreement with MatlinPatterson (the “Closing Agreement”), pursuant to which Flagstar agreed to issue and sell subject to certain conditions (i) an additional $50 million of convertible preferred stock substantially in the form of the Preferred Stock, in two equal parts, on substantially the same terms as the previously announced $250 million investment by MatlinPatterson (the “Additional Preferred Stock”) and (ii) $50 million of trust preferred securities with a 10% coupon to MatlinPatterson (the “Trust Preferred Securities”). The Closing Agreement also amended the Investment Agreement and waived certain conditions included therein.
The powers, designations, preferences and relative, participating, optional or other special rights of the Additional Preferred Stock, if issued, will be set forth in a certificate of designations to be filed with the Michigan Department of Labor and Economic Growth prior to the closing of the additional investment. The Additional Preferred Stock will be automatically convertible into shares of common stock upon the approval of Flagstar’s stockholders to increase the number of authorized shares of Flagstar’s common stock. The Additional Preferred Stock will automatically convert into 62,500,000 shares of the Flagstar’s common stock at a conversion price of $0.80 per share of common stock, subject to customary anti-dilution adjustments. Dividends on the Additional Preferred Stock will be payable, on a non-cumulative basis, as and if declared by Flagstar’s board of directors to holders of Flagstar’s common stock, in cash, on an as-converted basis. The Additional Preferred Stock will not be redeemable by Flagstar or by the holders. Subject to New York Stock Exchange Rules, the holders of Additional Preferred Stock will be entitled to vote upon all matters which holders of Flagstar’s common stock are entitled to vote, and each share of Additional Preferred Stock will be entitled to vote on an as-converted basis. So long as the Additional Preferred Stock is outstanding, then the vote or consent of the holders of the Additional Preferred Stock would be required for certain matters.

The Trust Preferred Securities, if issued, will be convertible into common stock of Flagstar at MatlinPatterson’s option on April 1, 2010, at a conversion price equal to the volume-weighted average price of the common stock from February 1, 2009 through April 1, 2010. If MatlinPatterson does not convert the Trust Preferred Securities at that time, they will remain outstanding perpetually unless redeemed by Flagstar at any time after January 30, 2011.
This summary of the Closing Agreement is qualified in its entirety by reference to the Closing Agreement attached hereto as Exhibit 10.3.
Item 3.02 Unregistered Sales of Equity Securities.
On January 30, 2009, Flagstar issued and sold 6,650,000 shares of its common stock to the Management Investors at a purchase price of $0.80 per share of common stock. In the aggregate, Flagstar received $5,320,000 in consideration for the common stock. The common stock was offered and sold to individual accredited investors in an offering exempt from the Securities Act registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.
Upon consummation of the transactions under the Closing Agreement described in Item 1.01, for aggregate consideration of $100 million, the Company will issue and sell (i) 50,000 shares of convertible preferred stock at a purchase price and liquidation preference of $1,000 per share and (ii) trust preferred securities in the aggregate amount of $50 million. The convertible preferred stock and trust preferred securities will be offered and sold to an institutional investor in an offering exempt from the Securities Act registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof. Upon receipt of stockholder approval, the shares of convertible preferred stock will automatically convert into 62,500,000 shares of Flagstar’s common stock at an conversion price of $0.80 per share of common stock, subject to customary anti-dilution adjustments. Subject to receipt of stockholder approval, the trust preferred securities will be convertible into common stock at the option of MatlinPatterson on April 1, 2010 at a conversion price equal to 90% of the volume-weighted average price per share of common stock during the period from February 1, 2009 to April 1, 2010, subject to a minimum price per share of $0.80 and a maximum of $2.00.
Item 3.03 Material Modification to Rights of Security Holders.
As part of the offering to MatlinPatterson announced on December 17, 2008, Flagstar issued 250,000 shares of the Preferred Stock, the terms of which are more fully described in the Certificate of Designations of Convertible Participating Voting Preferred Stock, Series B of Flagstar (the “Certificate of Designations”) filed with the Michigan Department of Labor and Economic Growth setting forth the powers, designations, preferences and relative, participating, optional or other special rights of the Preferred Stock. The holders of the Preferred Stock and the Additional Preferred Stock, if issued, have preferential dividend and liquidation rights over the holders of common stock and vote together with the holders of common stock on an as-converted basis. The applicable terms and preferences attached to the Preferred Stock are more fully described in Item 1.01 of the Company’s Current Report of Form 8-K, filed with the Securities and Exchange Commission on December 18, 2008, and are contained in the Certificate of Designations. This summary is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 3.1.
Item 5.01 Changes in Control of Registrant
The information provided in Item 1.01 and Item 5.02 is hereby incorporated by reference herein.
On January 30, 2009, pursuant to the Investment Agreement dated as of December 17, 2008 by and between Flagstar and MatlinPatterson, Flagstar issued and sold 250,000 shares of Preferred Stock to MatlinPatterson for $250 million. The 250,000 shares of Preferred Stock represent approximately 70% of the issued and outstanding voting power in Flagstar immediately following the Closing. The funding for this transaction came primarily from investors who were investors in existing funds managed by MatlinPatterson Global Advisers LLC, namely, MatlinPatterson Global Opportunities Partners III L.P. and MatlinPatterson Global Opportunities Partners (Cayman) III L.P. At the Closing, and in accordance with the Investment Agreement, Kirstin Hammond, Robert Rondeau, Richard Elsea, Charles Bazzy and Frank D’Angelo each resigned as directors of Flagstar, and David J. Matlin, Mark Patterson, and Gregory Eng, each a director designated by MatlinPatterson, were appointed to the Board.

Upon Closing, Flagstar is considered a “controlled company,” as defined in Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual, based on MatlinPatterson’s beneficial ownership of approximately 70% of the outstanding voting stock of Flagstar. As a “controlled company,” Flagstar is exempt from certain requirements of the NYSE Listed Company Manual, including the requirement to maintain a majority of independent directors and requirements related to the compensation committee and nominating/corporate governance committee.
Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officer; Compensatory Arrangements of Certain Officers
Resignation of Directors
On January 30, 2009, Kirstin Hammond, Robert Rondeau, Richard Elsea, Charles Bazzy and Frank D’Angelo resigned from the Board of Directors of Flagstar (the “Board”) effective as of the Closing.
Resignation of Named Executive Officer
On January 30, 2009, Robert Rondeau resigned from his position as an Executive Director of Flagstar effective as of the Closing. In connection with the resignation, Flagstar, its wholly-owned subsidiary, Flagstar Bank, FSB, and Mr. Rondeau entered into a Severance Agreement on January 30, 2009 (the “Severance Agreement”). Pursuant to the Severance Agreement, Mr. Rondeau is entitled to the sum of two years base salary plus two years of targeted bonus (the “Severance Payment”), which is payable in one lump sum 10 days after January 30, 2009. In consideration for the Severance Payment, Mr. Rondeau waived any and all rights to any other compensation or benefits to which he may have been entitled. This summary is qualified in its entirety by reference to the Severance Agreement attached hereto as Exhibit 10.4.
Appointment of Directors
On January 30, 2009, the Board appointed David J. Matlin, Chief Executive Officer of MatlinPatterson Global Advisers LLC, Mark Patterson, Chairman of MatlinPatterson Global Advisers LLC, and Gregory Eng, a partner in MatlinPatterson Global Advisers LLC, as members of Flagstar’s Board (the “Appointed Directors”) as of the Closing. In addition, on January 30, 2009, Mr. Matlin and Mr. Eng were appointed to serve as members of the Compensation Committee and the Nominating/Corporate Governance Committee as of the Closing.
The Appointed Directors were nominated for appointment to the Board by MatlinPatterson in accordance with Section 4.1(a) of the Investment Agreement. Pursuant to the terms of the Investment Agreement, upon the Closing, MatlinPatterson was entitled to designate up to 70% of Flagstar’s Board. For so long as MatlinPatterson owns at least 10% of the total voting power of the Company, it will be entitled to designate such number of directors to serve on the Board as would be proportionate to the total voting power of voting stock beneficially then owned by MatlinPatterson. To the extent that MatlinPatterson decreases its holdings of voting stock of Flagstar below 10%, Flagstar has the right to request the resignation of directors designated by MatlinPatterson. The election and appointment of each Appointed Director is subject to all legal and governance requirements regarding service as a director of Flagstar and to the reasonable approval of the Nominating and Corporate Governance Committee.
Set forth below is information regarding the Appointed Directors:
David J. Matlin, age 47, became a director of Flagstar on January 30, 2009, effective as of the Closing and pursuant to the Investment Agreement. Mr. Matlin is the Chief Executive Officer of MatlinPatterson Global Advisers LLC, a $9.0 billion private equity firm, which he co-founded in July 2002. Prior to forming MatlinPatterson, Mr. Matlin was a Managing Director at Credit Suisse First Boston, and headed their Distressed Securities Group since its inception in 1994. Mr. Matlin was also a Managing Director and a founding partner of Merrion Group, L.P., a successor to Scully Brothers & Foss L.P., from 1988 to 1994. Mr. Matlin serves on the Boards of Global Aero Logistics and Goss International. Mr. Matlin holds a JD degree from the Law School of the University of California at Los Angeles and a BS in Economics from the Wharton School of the University of Pennsylvania.

Mark Patterson, age 57, became a director of Flagstar on January 30, 2009, effective as of the Closing and pursuant to the Investment Agreement. Mr. Patterson is the Chairman of MatlinPatterson Global Advisers LLC, a $9.0 billion private equity firm, which he co-founded in July 2002. Mr. Patterson is also a Director of Allied World Assurance Company. Mr. Patterson has over 30 years of commercial, investment and merchant banking experience. Prior to the formation of MatlinPatterson Global Advisors LLC, Mr. Patterson was a Managing Director at Credit Suisse First Boston, where he served as Vice Chairman from 2000 to 2002. Mr. Patterson holds a BA (Law) — 1972 and a BA Honors (Economics) — 1974 from South Africa’s Stellenbosch University and an MBA (with distinction) — 1986 from New York University’s Stern School of Business.
Gregory Eng, age 43, became a director of Flagstar on January 30, 2009, effective as of the Closing and pursuant to the Investment Agreement. Mr. Eng is a Partner at MatlinPatterson Global Advisers LLC.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Certificate of Designations
On January 30, 2009, Flagstar filed the Certificate of Designations with the Michigan Department of Labor and Economic Growth for the purpose of amending its Amended and Restated Articles of Incorporation to establish the powers, designations, preferences and relative, participating, optional or other special rights of the Preferred Stock. The Certificate of Designations became effective with the Michigan Department of Labor and Economic Growth upon filing. This description is qualified in its entirety by reference to the copy of the Certificate of Designations, which is attached hereto as Exhibit 3.1.
Fifth Amended and Restated Bylaws
Effective as of the Closing, on January 30, 2009, Flagstar’s Board approved an amendment to Article II, Section 10 of Flagstar’s Fourth Amended and Restated Bylaws (the “Bylaws”) to clarify that the Preferred Stock will be permitted to vote in the election of directors on an as-converted basis and an amendment to Article III, Section 2 of the Bylaws to reduce the number of directors to eleven (11) members from thirteen (13) members. Flagstar’s Board also approved the restatement of the Bylaws. The Fifth Amended and Restated Bylaws of the Company reflecting such amendment are attached as Exhibit 3.2.
Item 8.01. Other Events.
On January 30, 2009, Flagstar issued a press release announcing the closing of its previously announced transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Additional Information
In connection with the proposed MatlinPatterson investment, a proxy statement relating to certain of the matters discussed in this Form 8-K is expected to be filed with the SEC. When filed, copies of the proxy statement and other related documents may be obtained free of charge on the SEC website (www.sec.gov). FLAGSTAR’S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders are encouraged to read the proxy statement when filed, and Flagstar notes that the shareholder meeting on the matters discussed in the proxy statement will occur after the closing of the MatlinPatterson investment and the issuance of the voting preferred stock provides MatlinPatterson with approximately 70% of the votes at any shareholder meeting. Flagstar, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Flagstar’s shareholders in connection with certain of the matters discussed in this Form 8-K. Information regarding such persons and their interests in Flagstar is contained in Flagstar’s proxy statements and annual reports on Form 10-K filed with the SEC. Shareholders and investors may obtain additional information regarding the interests of Flagstar and its directors and executive officers in the matters discussed in this Form 8-K, which may be different than those of Flagstar’s shareholders generally, by reading the proxy statement and other relevant documents regarding the matters discussed in this Form 8-K, which are expected to be filed with the SEC.

The information contained in this release is not intended as a solicitation to buy Flagstar’s stock and is provided for general information. This Form 8-K contains certain statements that may constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements include statements about the company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based upon various factors (some of which may be beyond Flagstar’s control). The words “may,” “could,” “should,” “would,” “believe,” and similar expressions are intended to identify forward-looking statements.
Item 9.01 Financial Statements and Exhibits
     (c) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

3.1	Certificate of Designations of Convertible Participating Voting Preferred Stock, Series B of Flagstar, dated January 28, 2009

3.2	Fifth Amended and Restated Bylaws of Flagstar

10.1	Form of Subscription Agreement, dated as of January 30, 2009, by and between Flagstar and the Management Investors

10.2	Form of Registration Rights Agreement, dated as of January 30, 2009, by and between Flagstar and the Management Investors

10.3	Closing Agreement, dated as of January 30, 2009, by and between Flagstar and MatlinPatterson

10.4	Severance Agreement, dated as of January 30, 2009, by and among Flagstar, Flagstar Bank, FSB, and Robert Rondeau

99.1	Press Release dated January 30, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: February 2, 2009	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer